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Exhibit 99.1

COMPUCREDIT REPORTS FOURTH QUARTER RESULTS

        ATLANTA, GA, February 16, 2005—CompuCredit (NASDAQ: CCRT) reported fourth quarter 2004 net income attributable to common shareholders of $27.0 million, or $0.54 per diluted share, as compared to its fourth quarter 2003 net income attributable to common shareholders of $10.8 million, or $0.23 per diluted share. These 2004 results are net of CompuCredit's $9 million charitable contribution (which reduced net income by $0.11 per diluted share) during the fourth quarter under the 2004 CompuCredit Corporation Charitable Designation Program.

        The net interest margin was 20.2 percent in the fourth quarter of 2004, as compared to 22.1 percent for the fourth quarter of 2003. The adjusted charge-off rate was 8.4 percent in the fourth quarter of 2004, as compared to 7.8 percent for the fourth quarter of 2003. Also, as of December 31, 2004, the 60-plus day delinquency rate was 10.4 percent, as compared to 12.0 percent as of December 31, 2003.

        Various references within this press release and the accompanying financial information are to the Company's managed receivables, which include the Company's non-securitized receivables, as well as the receivables underlying the Company's off balance sheet securitization facilities. Financial, operating, and statistical data based on these aggregate managed receivables are key to any evaluation of the Company's performance in managing (including underwriting, valuing purchased receivables, servicing and collecting) the aggregate of the portfolios of receivables reflected on the Company's balance sheet and underlying the Company's securitization facilities. In allocating the Company's resources and managing the Company's business, management relies heavily upon financial, operating, and statistical data prepared on a so-called "managed basis." It is also important to analysts, investors and others that the Company provides selected metrics and data on a managed basis because this allows a comparison of CompuCredit to others within the specialty finance industry. Moreover, the Company's management, analysts, investors and others believe it is critical that they understand the credit performance of the entire portfolio of the Company's managed receivables because it reveals information concerning the quality of loan originations and the related credit risks inherent within the securitized portfolios and the Company's retained interests in its securitization facilities.

        Managed receivables data assume that none of the credit card receivables underlying the Company's off balance sheet securitization facilities were ever transferred to securitization facilities and present the net credit losses and delinquent balances on the receivables as if the Company still owned the receivables. Reconciliation of the managed receivables data to the Company's GAAP financial statements requires: (1) recognition that a significant majority of the Company's loans and fees receivable (i.e., all but $145.2 million of GAAP loans and fees receivables at gross face value) had been sold in securitization transactions as of December 31, 2004; (2) a look-through to the Company's economic share of the receivables that it manages for its two equity-method investees; (3) removal of the Company's minority interest holders' interests in the managed receivables underlying the Company's GAAP consolidated results; and (4) recognition that the de-securitized Fingerhut managed receivables are recorded at a $0.0 basis in the Company's GAAP financial statements.

*    *    *    *    *

        Further details regarding CompuCredit's fourth quarter 2004 financial performance will be discussed during management's conference call on Thursday, February 17, 2005 at 8:00 a.m., Eastern Time. The media and public are invited to listen to the live webcast of the call, accessible on the Internet at www.CompuCredit.com. A replay of the conference call also will be available on the web site.

        CompuCredit is a specialty finance company and marketer of branded credit cards and related financial services. CompuCredit provides these services to consumers who are underserved by traditional financial institutions. Through corporate and affinity contributions focused on the underserved and un-banked communities, CompuCredit also uses its financial resources and volunteer efforts to address the numerous challenges affecting its customers. For more information about CompuCredit, visit www.CompuCredit.com.

Contact:	Jay Putnam Investor Relations +1-770-206-6200 Jay.Putnam@CompuCredit.com

CompuCredit Corporation (CCRT)
Financial and Statistical Summary
(Unaudited)(1)

	At or For the Three Months Ended
	December 31, 2004	September 30, 2004	December 31, 2003
	(In thousands, except per share data)
Common Share Statistics
EPS—Basic	$0.55	$0.77	$0.23
EPS—Diluted	$0.54	$0.75	$0.23
Book Value Per Common Share Outstanding (period end)(2)	$13.24	$12.64	$11.10
Stock Price Per Share (period end)	$27.34	$18.62	$21.28
Total Market Capitalization (period end)	$1,401,164	$852,233	$1,000,437
Shares Outstanding (period end)	51,245	45,770	47,013
Weighted Average Shares Outstandng—Basic	50,993	50,876	51,493
Weighted Average Shares Outstanding—Diluted	51,961	51,686	52,482
Average Managed Receivables Statistics(3)
Average Managed Receivables	$2,066,834	$1,947,009	$2,419,674
Average Shareholders' Equity	$665,565	$616,960	$569,897
Net Interest Margin	20.2%	21.2%	22.1%
Return on Average Managed Receivables	5.4%	8.0%	2.0%
Return on Average Equity (ROE)	16.9%	25.3%	8.3%
Net Charge-Off Rate	12.0%	13.0%	15.0%
Adjusted Charge-Off Rate	8.4%	8.3%	7.8%
Adjusted Charge-Offs	$43,621	$40,457	$47,304
Risk Adjusted Margin	25.1%	28.7%	21.9%
Operating Ratio	16.5%	15.0%	8.4%
Other Income Ratio	13.4%	15.8%	7.3%
Period-End Data(3)
Total Managed Receivables	$2,194,837	$1,958,735	$2,340,898
Delinquency Rate (60+ days)	10.4%	10.7%	12.0%
Number of Accounts	2,963	2,388	2,416
Shareholders' Equity	$683,890	$642,140	$574,013
Equity to Managed Receivables Ratio	31.2%	32.8%	24.5%

(1)
Certain prior period amounts in this and other tables included within this release bear the effects of reclassifications to conform to current period presentation.

(2)
Assumes that any outstanding preferred shares are converted into common shares as of end of each period.

(3)
Excludes receivables acquired at or near charge-off at the time of purchase.

CompuCredit Corporation and Subsidiaries
Consolidated Balance Sheets

	December 31, 2004	December 31, 2003
	(Unaudited)
	(Dollars in thousands)
Assets
Cash and cash equivalents (including restricted cash of $11,615 and $11,921 at December 31, 2004 and 2003, respectively)	$68,240	$122,526
Securitized earning assets	536,718	543,160
Non-securitized earning assets	142,220	45,238
Deferred costs, net	34,920	7,750
Software, furniture, fixtures and equipment, net	31,552	24,307
Investment in equity-method investees	58,269	6,577
Intangibles, net	10,643	—
Goodwill	100,552	—
Prepaid expenses and other assets	20,412	11,797

Total assets	$1,003,526	$761,355

Liabilities
Accounts payable and accrued expenses	$36,088	$26,436
Notes payable	83,624	1,945
Deferred revenue	6,390	9,895
Deferred gain on Fingerhut receivables	23,440	—
Current and deferred income tax liabilities	115,786	96,491

Total liabilities	265,328	134,767
Minority interests	54,308	52,575
Shareholders' equity
Preferred stock, no par value, 10,000,000 shares authorized:
Series A preferred stock, 0 and 25,000 outstanding at December 31, 2004 and 2003, respectively	—	29,816
Series B preferred stock, 0 and 10,000 outstanding at December 31, 2004 and 2003, respectively	—	12,181
Common stock, no par value, 150,000,000 shares authorized: 53,159,253 and 47,885,506 issued at December 31, 2004 and 2003, respectively	—	—
Additional paid-in capital	303,356	250,943
Treasury stock, at cost, 1,914,646 and 872,900 shares at December 31, 2004 and 2003	(26,721)	(4,586)
Deferred compensation	(922)	(593)
Warrant	25,610	—
Retained earnings	382,567	286,252

Total shareholders' equity	683,890	574,013

Total liabilities and shareholders' equity	$1,003,526	$761,355

CompuCredit Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)

	For Three Months Ended			For the Year Ended December 31,
	December 31, 2004	September 30, 2004	December 31, 2003
				2004	2003
Interest income:
Consumer loans, including past due fees	$14,090	$11,702	$2,535	$41,372	$3,048
Other(1)	2,171	2,224	2,716	8,012	8,145

Total interest income	16,261	13,926	5,251	49,384	11,193
Interest expense	(2,007)	(1,951)	(125)	(4,729)	(6,534)

Net interest income before fees and other income on non-securitized earning assets and provision for loan losses	14,254	11,975	5,126	44,655	4,659
Fees and other income on non-securitized earning assets	96,422	84,761	19,052	249,521	50,584
Provision for loan losses	(26,961)	(27,221)	(4,681)	(78,182)	(7,059)

Net interest income, fees and other income on non-securitized earning assets	83,715	69,515	19,497	215,994	48,184

Other operating income:
Fees and other income on securitized earning assets	28,012	54,225	38,163	158,192	270,239
Servicing income	21,708	23,365	23,641	92,297	97,473
Ancillary and interchange revenues	7,990	6,155	6,634	24,271	19,613
Equity in income of equity-method investees	2,593	(169)	37	1,987	27,676

Total other operating income	60,303	83,576	68,475	276,747	415,001

Other operating expense:
Salaries and benefits	5,171	5,744	4,594	22,287	18,982
Card and loan servicing	46,721	42,505	36,838	163,118	155,414
Marketing and solicitation	15,090	12,251	4,343	42,070	11,403
Depreciation	3,927	4,094	3,955	15,973	15,631
Other(2)	27,760	21,347	9,480	69,879	35,812

Total other operating expense	98,669	85,941	59,210	313,327	237,242

Income before minority interests and income taxes	45,349	67,150	28,762	179,414	225,943
Minority interests	(2,167)	(7,131)	(10,295)	(22,345)	(37,233)

Income before income taxes	43,182	60,019	18,467	157,069	188,710
Income taxes	(15,114)	(21,007)	(6,634)	(56,350)	(66,992)

Net income	$28,068	$39,012	$11,833	$100,719	$121,718

Net income attributable to common shareholders	$26,955	$37,887	$10,787	$96,315	$117,434

Net income per common share—basic	$0.55	$0.77	$0.23	$1.97	$2.38

Net income per common share—diluted	$0.54	$0.75	$0.23	$1.93	$2.34

(1)
Other interest income includes $292, $273, $447, $1,080, and $683 (in thousands) for the respective periods related to our minority interest partner's share of interest income.

(2)
Other operating expense includes ancillary product expenses of $159, $227, $285, $923 and $1,894 (in thousands) for the respective periods.

CompuCredit Corporation and Subsidiaries
Business Segment Data (Unaudited)

Year ended 2004	Credit Cards	Investments in Previously Charged Off Receivables	Retail Micro- Lending and Servicing	Other	Total
Interest income:
Consumer loans, including past due fees	$41,372	$—	$—	$—	$41,372
Other	8,009	—	—	3	8,012

Total interest income	49,381	—	—	3	49,384
Interest expense	(507)	—	(4,127)	(95)	(4,729)

Net interest income (expense) before fees and other income on non-securitized earning assets and provision for loan losses	48,874	—	(4,127)	(92)	44,655
Fees and other income on non-securitized earning assets	153,364	56,723	37,485	1,949	249,521
Provision for loan losses	(70,126)	—	(6,515)	(1,541)	(78,182)

Net interest income, fees and other income on non-securitized earning assets	132,112	56,723	26,843	316	215,994
Other operating income:
Fees and other income on securitized earning assets	158,192	—	—	—	158,192
Servicing income	75,418	—	16,879	—	92,297
Ancillary and interchange revenues	24,271	—	—	—	24,271
Equity in income of equity-method investees	1,987	—	—	—	1,987

Total other operating income	259,868	—	16,879	—	276,747
Total other operating expense	(212,513)	(39,357)	(37,746)	(23,711)	(313,327)
Minority interests	(23,063)	—	—	718	(22,345)

Income (loss) before income taxes	$156,404	$17,366	$5,976	$(22,677)	$157,069

Securitized earning assets	$536,718	$—	$—	$—	$536,718
Non-securitized earning assets	$99,500	$15,094	$26,783	$843	$142,220
Total assets	$821,967	$16,070	$158,075	$7,414	$1,003,526
Notes payable	$13,574	$—	$68,975	$1,075	$83,624

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  Exhibit 99.1
COMPUCREDIT REPORTS FOURTH QUARTER RESULTS